Optinose Announces $55 Million Registered Direct Offering

Led by Nantahala Capital and The D. E. Shaw Group with participation from existing and new investors

Post-offering cash balance of ~$100 million expected to fund operating plan through 2025

Company expects XHANCE net revenues to be between $85 to $95 million for full year 2024

YARDLEY, Pa., May 9, 2024— Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced that it has entered into agreements for the sale of approximately $55 million of its common stock and pre-funded common stock warrants to a group of existing and new institutional investors in a registered direct offering.

In the registered direct offering, the Company is selling 31,800,000 shares of its common stock at a price of $1.00 per share, representing the average closing price of the Company’s common stock on the Nasdaq Global Select Market for the five trading days immediately preceding the signing of the binding agreement prior to market close on May 8, 2024. In addition, the Company is selling to certain investors pre-funded warrants to purchase up to an aggregate of 23,700,000 shares of its common stock at a price of $0.999 per each pre-funded warrant, which represents the per share offering price for the common stock less the $0.001 per share exercise price for each such pre-funded warrant. The gross proceeds from the offering are expected to be approximately $55 million, before deducting estimated offering expenses. The registered direct offering is expected to close on or about May 10, 2024, subject to the satisfaction of customary closing conditions.

The financing is being led by Nantahala Capital and the D. E. Shaw group with participation from multiple other new and existing healthcare focused investors.

“We appreciate the support of this group of new and existing investors” said Ramy Mahmoud, MD, MPH, CEO of Optinose. “The landmark efficacy evidence from two controlled trials, followed by the first-ever FDA approval of XHANCE as a prescription treatment for chronic rhinosinusitis without nasal polyps is a strong foundation for pursuing future growth opportunities. We expect the post-offering cash and cash equivalents of approximately $100 million to fund operations and debt service obligations through 2025. With a strengthened financial footing, our team looks forward to helping millions of patients suffering from chronic sinusitis by making the first effective prescription treatment broadly available. Right now, our launch is focused on a specialty prescriber audience, and we expect XHANCE net revenues to be between $85 to $95 million for full year 2024,” he concluded.

The securities described above were offered pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2023 and declared effective by the SEC on August 17, 2023 (File No. 333-273873). The securities are being offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement relating to the offering was filed with the SEC on May 9, 2024 and is available on the SEC’s website at www.sec.gov. A final prospectus supplement containing additional information relating to the offering, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists.

About XHANCE
XHANCE is a drug-device combination product that uses the Exhalation Delivery System™ (also referred to as the EDS®) designed to deliver a topical steroid to the high and deep regions of the nasal cavity where sinuses ventilate and drain. XHANCE is approved by the U.S. Food and Drug Administration for both the treatment of chronic rhinosinusitis without nasal polyps (also called chronic sinusitis) and chronic rhinosinusitis with nasal polyps (also called nasal polyps) in patients 18 years of age or older.

IMPORTANT SAFETY INFORMATION
CONTRAINDICATIONS: Hypersensitivity to any ingredient in XHANCE.
WARNINGS AND PRECAUTIONS:
•Local nasal adverse reactions, including epistaxis, erosion, ulceration, septal perforation, Candida albicans infection, and impaired wound healing, can occur. Monitor patients periodically for signs of possible changes on the nasal mucosa. Avoid use in patients with recent nasal ulcerations, nasal surgery, or nasal trauma until healing has occurred.
•Glaucoma and cataracts may occur with long-term use. Consider referral to an ophthalmologist in patients who develop ocular symptoms or use XHANCE long-term.
•Hypersensitivity reactions (e.g., anaphylaxis, angioedema, urticaria, contact dermatitis, rash, hypotension, and bronchospasm) have been reported after administration of fluticasone propionate. Discontinue XHANCE if such reactions occur.
•Immunosuppression and infections can occur, including potential increased susceptibility to or worsening of infections (e.g., existing tuberculosis; fungal, bacterial, viral, or parasitic infection; ocular herpes simplex). Use with caution in patients with these infections. More serious or even fatal course of chickenpox or measles can occur in susceptible patients.

•Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage in susceptible individuals. If such changes occur, discontinue XHANCE slowly.
•Assess for decrease in bone mineral density initially and periodically thereafter.

ADVERSE REACTIONS:
•Chronic rhinosinusitis without nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, headache, and nasopharyngitis.
•Chronic rhinosinusitis with nasal polyps: The most common adverse reactions (incidence ≥3%) are epistaxis, nasal septal ulceration, nasopharyngitis, nasal mucosal erythema, nasal mucosal ulcerations, nasal congestion, acute sinusitis, nasal septal erythema, headache, and pharyngitis.

DRUG INTERACTIONS: Strong cytochrome P450 3A4 inhibitors (e.g., ritonavir, ketoconazole): Use not recommended. May increase risk of systemic corticosteroid effects.

USE IN SPECIFIC POPULATIONS: Hepatic impairment. Monitor patients for signs of increased drug exposure.
Please see full Prescribing Information, including Instructions for Use
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the timing and closing of the offering;, the potential benefits of XHANCE for the treatment of chronic sinusitis (also referred to as "chronic rhinosinusitis" and "chronic rhinosinusitis without nasal polyps"); the Company’s commercial plans and expectations for XHANCE; future growth opportunities; the Company’s expectation for full year 2024 XHANCE net revenues to be between $85 to $95 million; the Company’s expectation that its post-offering cash and cash equivalents of ~$100 million will be sufficient to fund its operations and debt service obligations (operating plan) through 2025; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives, strategies and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: satisfaction of the customary closing conditions of the offering, delays in obtaining required stock exchange or other regulatory approvals, stock price volatility; physician and patient acceptance of XHANCE for its new indication; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (including for its new indication); the prevalence of chronic sinusitis and market opportunities for XHANCE may be smaller than expected; the Company’s ability to efficiently generate XHANCE prescriptions and net revenues; unexpected costs and expenses; the Company's ability to achieve its financial guidance; potential for varying interpretation of the clinical trial results of XHANCE; the Company’s ability to comply with the covenants and other terms of the Amended and Restated

Pharmakon Note Purchase Agreement; risks and uncertainties relating to intellectual property; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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